SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 13, 2006
                                                          --------------

                                 BIDVILLE, INC.
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             (Exact name of registrant as specified in its charter)


         NEVADA                        000-31477                 98-0224958
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(State or other jurisdiction          (Commission              (IRS Employer
    of incorporation)                 file number)           Identification No.)


601 CLEVELAND STREET, SUITE 220
         CLEARWATER, FL                                            33755
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(Address of principal executive offices)                         (Zip Code)


       Registrant's telephone number, including area code: (727) 210-1458


              601 CLEVELAND STREET, SUITE 120, CLEARWATER, FL 33755
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          (Former name or former address, if changes since last report)


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ITEM 5.02   DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
            APPOINTMENT OF PRINCIPAL OFFICERS

Effective March 10, 2006, the Board of Directors of Bidville, Inc. (the "Registrant") appointed Brian J. Schuster to serve as a new director and also to serve as its Chairman of the Board of Directors and Corporate Secretary.

Effective with Mr. Schuster's acceptance of his appointment, which was concurrent with his appointment by the Board, Gerald C. Parker resigned his position as Chairman of the Board of Directors and a Director of Bidville, Inc. (the "Registrant") to pursue other interests. Mr. Parker did not list or otherwise disclose to any executive officer of the Registrant any disagreement with the Registrant's operations, policies or practices in his resignation.

Mr. Schuster is currently a Director of several other companies, including Cirilium Holdings, Inc. There are no family relationships between or among the executive officers and directors of Bidville, Inc. and Mr. Schuster.

Background on Mr. Schuster

Mr. Schuster is a principal in Engle & Schuster Financial, Inc., with which he has been affiliated since 2002 when he joined Capital Growth Financial, Inc. From December 2000 to 2002, he was an investment advisor with First Union/Wachovia, and from 1999 through 2000 he held a similar position with Kirkpatrick Pettis of Omaha. Prior to that, he was an investment adviser with Paine Weber. He is a graduate of the University of Nebraska at Lincoln and holds a Bachelor of Science degree in Education.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Bidville, Inc.
                                            -----------------------------
                                            (Registrant)

Date: March 13, 2006


                                            By:/s/ Brian J. Schuster
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                                               Brian J. Schuster, Chairman